                                                                    Exhibit 10.5

                           ---------------------------


                                  XENON 2, INC.*





                    GOVERNANCE AND INVESTOR RIGHTS AGREEMENT


                                     between


                                  XENON 2, INC.


                                       and


                       NATIONAL BROADCASTING COMPANY, INC.



                           ---------------------------





                         Dated as of _________ __, 1999



            * Changed its name to NBC Internet, Inc. on July __, 1999


--------------------------------------------------------------------------------

                    GOVERNANCE AND INVESTOR RIGHTS AGREEMENT

         THIS GOVERNANCE AND INVESTOR RIGHTS AGREEMENT (this "Agreement"), dated as of _______________ __, 1999, is made and entered into by and between Xenon 2, Inc., a Delaware corporation (the "Company"), and National Broadcasting Company, Inc., a Delaware corporation ("NBC").

                              W I T N E S S E T H:

         WHEREAS, the Company and NBC have entered into that certain Agreement and Plan of Contribution, Investment and Merger (the "Merger Agreement"), dated May 9, 1999, and into certain other agreements referred to in, or transactions contemplated by, the Merger Agreement (the "Transactions");

         WHEREAS, the Company and NBC desire, in connection with the Transactions, to make certain covenants and agreements with one another pursuant to this Agreement;

         WHEREAS, it is a condition to the consummation of the Transactions that the parties enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" shall mean (i) with respect to the Company, the Company's Subsidiaries, (ii) with respect to NBC, except as provided in Section 2.2 below, NBC's Subsidiaries and the holder of the Company Convertible Note and (iii) with respect to NBC Parent, NBC Parent's Subsidiaries other than NBC and its Affiliates; PROVIDED, HOWEVER, that for purposes of this Agreement, the Company and its Affiliates on the one hand, and either NBC and its Affiliates or NBC Parent and its Affiliates on the other hand, shall not be deemed to be "Affiliates" of one another.

         "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act. Without limiting the foregoing, the holder of the Company Convertible Note will be deemed to Beneficially Own the shares of Common Stock issuable upon conversion thereof; PROVIDED that for all purposes under this Agreement, NBC and its Affiliates shall not be deemed to beneficially own any Voting Securities beneficially owned by NBC Parent or its Affiliates and NBC Parent and its Affiliates shall not be deemed to beneficially own any Voting Securities beneficially owned by NBC and its Affiliates, in each such case unless and until NBC Parent or its Affiliates shall have become Restricted Parties.

         "Board of Directors" shall mean the Board of Directors of the Company as from time to time hereafter constituted.

         "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof, substantially in the form of Exhibit A hereto, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and pursuant to applicable law.

         "Change in Control of the Company" shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such merger, consolidation or other business combination or transaction, do not have Beneficial Ownership of Voting Securities representing 50% or more of the Total Current Voting Power of the surviving corporation (or its parent) following such merger, consolidation or other business combination or transaction; (ii) any Person or 13D Group, shall have Beneficial Ownership of 20% or more of the outstanding shares of Class A Common Stock at a time when the holders of the Class B Common Stock do not elect a majority of the Board of Directors; (iii) a sale of all or substantially all the consolidated assets of the Company to any Person or Persons (other than a Restricted Party or any 13D Group to which any Restricted Party is a member); or
(iv) a liquidation or dissolution of the Company.

         "Class A Directors" shall have the meaning set forth in the Company's Certificate of Incorporation.

         "Class A Common Stock" shall have the meaning set forth in the Company's Certificate of Incorporation.

         "Class B Directors" shall have the meaning set forth in the Company's Certificate of Incorporation.

         "Class B Common Stock" shall have the meaning set forth in the Company's Certificate of Incorporation.

         "Commission" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         "Company Competitor" shall have the meaning ascribed to the term "Newco Competitor" in that certain License Agreement (as defined in the Merger Agreement).

         "Common Stock" shall mean the Company's Class A Common Stock and the Class B Common Stock.

         "Eligible Purchaser" shall mean any Person (other than the Company or any Person that is or becomes a Restricted Party) that is not a Company Competitor.

         "Effective Time" shall have the meaning set forth in the Merger Agreement.

         "Exchange Act" shall mean, as of any date, the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect and superseding such act, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute, and the rules and regulations thereunder.

         "NBC Parent" shall mean the ultimate parent corporation of NBC (if any), which as of today is General Electric Company, a New York corporation.

         "NBC Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14d under the Exchange Act by a Restricted Party (or any 13D Group that includes a Restricted Party) to purchase or exchange for cash or other consideration any Voting Securities.

         "Newco Convertible Note" shall have the meaning set forth in the Merger Agreement.

         "Note Conversion Time" shall mean any time following the Effective Time at which there shall be any conversion into shares of Class B Common Stock pursuant to the Newco Convertible Note, which shares of Class B Common Stock are Beneficially Owned by a Restricted Party.

         "Person" shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

         "Restricted Parties" shall mean (i) NBC, (ii) NBC's Affiliates and
(iii) from and after the time NBC Parent or any of its Affiliates shall convert any shares of Class A Common Stock into shares of Class B Common Stock pursuant to Section 2.2 of this Agreement, NBC Parent and its Affiliates.

         "Securities Act" shall mean, as of any date, the Securities Act of 1933, as amended, or any similar federal statute then in effect and superseding such act, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

         "Shares" shall mean any shares of Voting Securities that are Beneficially Owned by any Restricted Party or any 13D Group of which any Restricted Party is a member.

         "Standstill Limit" shall mean the percentage of the Total Current Voting Power of the Company that would be held by NBC and its Affiliates on June 11, 1999 if the transactions contemplated by the Merger Agreement had been consummated on such date, assuming that the Company Convertible Note had been converted at such time into shares of Class B Common Stock.

         "Standstill Period" shall mean the period beginning on the Closing Date (as defined in the Merger Agreement) and ending on the occurrence of a Standstill Termination Event; PROVIDED that the Standstill Period shall recommence immediately upon the occurrence of a Standstill Reinstatement Event .

         "Standstill Reinstatement Event" shall mean that the Standstill Period has terminated pursuant to clause (iii) of the definition of "Standstill Termination Event" and such Third Party Tender Offer is withdrawn or terminated (without having been consummated). Notwithstanding the foregoing, a Standstill Reinstatement Event will not occur if prior to the occurrence of the event specified in the preceding sentence that would otherwise result in a Standstill Reinstatement Event, another Standstill Termination Event occurs for which there has not been a related Standstill Reinstatement Event.

         "Standstill Revised Limit" shall mean the percentage of the Total Current Voting Power represented by all shares of Voting Securities Beneficially Owned by the Restricted Parties as of the occurrence of a Standstill Reinstatement Event.

         "Standstill Termination Event" shall mean the earliest to occur of (i) the third anniversary of the date of this Agreement, (ii) the first anniversary of the date on which the Restricted Parties or any 13D Group of which they are a member no longer Beneficially Own any shares of Class B Common Stock (including as a result of their automatic conversion to Class A Common Stock in accordance with the Company's Certificate of Incorporation), (iii) a Third Party Tender Offer, (iv) the date the Company enters into an agreement relating to a transaction that if consummated will result in a Change in Control of the Company or (v) any Change in Control of the Company occurs; PROVIDED, that the Standstill Period will be immediately reinstated upon the occurrence of a Standstill Reinstatement Event; PROVIDED FURTHER that, upon a Standstill Reinstatement Event, if the Standstill Revised Limit is greater than the Standstill Limit, then the Standstill Revised Limit and not the Standstill Limit shall thereafter be deemed the Standstill Limit for all purposes hereunder.

         "Subsidiary" shall mean, as to any Person, another Person of which outstanding securities having the power to elect a majority of the members of the board of directors (or comparable body or authority performing similar functions) of such other Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such first Person.

         "Takeover Transaction" means (i) the direct or indirect acquisition or purchase of 50% or more of the assets (based on the fair market value thereof) of the Company and its Affiliates, taken as a whole, or of 50% or more of any class of equity securities of the Company or any of its Affiliates or any tender offer or exchange offer (including by the Company or its Affiliates) that if consummated would result in any person Beneficially Owning 50% or more of any class of equity securities of the Company or any of its Affiliates, (ii) a sale of all or substantially all of the assets of the Company and its Affiliates or (iii) a merger or consolidation of the Company as a result of which the stockholders of the Company immediately prior to such transaction would not Beneficially Own immediately after such transaction 50% or more of the resulting or surviving entity (or the parent thereof).

         "Third Party Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when first commenced within the meaning of Rule 14d-2 of the rules and regulations under the Exchange Act by a Person or 13D Group (which is not made by and does not include any of the Company or any Affiliate or a Restricted Party or any 13D Group that includes the Company or an Affiliate or a Restricted Party) to purchase or exchange for cash or other consideration any Voting Securities and which consists of an offer to acquire 20% or more of the then Total Current Voting Power of the Company.

         "Total Current Voting Power" shall mean, with respect to any corporation, the total number of votes which may be cast in the election of members of the Board of Directors of such corporation if all securities entitled to vote in the election of such directors are present and voted; PROVIDED that, for purposes of this definition, the Class A Common Stock and the Class B Common Stock shall be considered as a single class.

         "Voting Securities" shall mean shares of Common Stock and any other securities of the Company entitled to vote generally in the election of members of the Board of Directors or any other securities (including, without limitation, rights and options) convertible into, exchangeable for or exercisable for, any of the foregoing (whether or not presently convertible, exchangeable or exercisable).

         "13D Group" shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities of a corporation which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or Schedule 13G pursuant to rule 13d-1(c) with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding; PROVIDED, HOWEVER, that for all purposes under this Agreement, NBC and its Affiliates shall not be deemed to have formed, joined, participated in or be a member of any 13D Group which includes NBC Parent and its Affiliates unless and until NBC Parent or its Affiliates shall have become Restricted Parties.

                                   ARTICLE II
                              STANDSTILL PROVISIONS

         Section 2.1 RESTRICTIONS ON NBC'S ACTIVITIES REGARDING THE COMPANY AND ITS STOCK. NBC agrees that during the Standstill Period, without first obtaining the prior approval of the Class A Directors of the Company, specifically expressed in a resolution adopted by a majority of the Class A Directors of the Company, NBC will not, and NBC will cause each Restricted Party, each 13D Group of which a Restricted Party is a member, and shall use its best efforts to cause each of their respective agents, representatives, employees, directors, and officers (in such capacity) not to, directly or indirectly (nor to solicit, initiate, assist or encourage NBC Parent or its Affiliates to, directly or indirectly):

         (a) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any Voting Securities, if after giving effect to such acquisition the Total Current Voting Power represented by the Voting Securities Beneficially Owned by the Restricted Parties exceeds the Standstill Limit; PROVIDED, HOWEVER, that if at any time during the Standstill Period, (x) any Person other than any Restricted Party or any 13D Group of which a Restricted Party is a member has made any written proposal or offer relating to a Takeover Transaction or Change in Control of the Company which has not been rejected within 10 business days by the Board of Directors, (y) the Board of Directors has determined to pursue a Takeover Transaction or Change in Control of the Company and the Board of Directors has not resolved to stop pursuing such Takeover Transaction or Change in Control of the Company, or (z) the Board of Directors or the Company has engaged in any discussions or negotiations with, or provided any information to, any Person other than any Restricted Party, or any 13D Group of which any Restricted Party is a member, with respect to a Takeover Transaction or Change in Control of the Company and the Board of Directors has not resolved to terminate all such discussions, negotiations and provision of information, then, for so long as such condition continues to apply, the limitation on the actions described above in this clause (a) shall not be applicable to any Restricted Party;

         (b) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Commission as in effect on the date hereof) of proxies or consents in connection with an amendment to the Certificate of Incorporation that requires a separate class vote of the Class A Common Stock pursuant to the Certificate of Incorporation or the election of Class A Directors, in each case at a time when any Restricted Party is the Beneficial Owner of Class B Common Stock; PROVIDED, HOWEVER, that the limitation contained in this clause (b) shall not apply to any Takeover Transaction to be voted on by the Company's shareholders that is not instituted or proposed by any Restricted Party or any 13D Group of which any Restricted Party is a member; or

         (c) act, whether alone or in concert with others, to seek to propose to the holders of the Class A Common Stock any merger, business combination or similar transaction with any Restricted Party or any 13D Group of which any Restricted Party is a member; PROVIDED, HOWEVER, that if at any time during the Standstill Period, (x) any Person other than any Restricted Party or any 13D Group of which a Restricted Party is a member has made any written proposal or offer relating to a Takeover Transaction or Change in Control of the Company which has not been rejected within 10 business days by the Board of Directors,
(y) the Board of Directors has determined to pursue a Takeover Transaction or Change in Control of the Company and the Board of Directors has not resolved to stop pursuing such Takeover Transaction or Change in Control of the Company, or
(z) the Board of Directors or the Company has engaged in any discussions or negotiations with, or provided any information to, any Person other than any Restricted Party, or any 13D Group of which any Restricted Party is a member, with respect to a Takeover Transaction or Change in Control of the Company and the Board of Directors has not resolved to terminate all such discussions, negotiations and provision of information, then, for so long as such condition continues to apply, the limitation on the actions described above in this clause
(c) shall not be applicable to any Restricted Party;

         Section 2.2 PURCHASES BY NBC PARENT. So long as the Beneficial Ownership of the Restricted Parties would not thereafter exceed the Standstill Limit, if such purchaser or any of its Subsidiaries shall purchase any of the Class A Common Stock, the Company shall permit NBC Parent and its Affiliates, upon request, to convert any or all of their shares of Class A Common Stock into shares of Class B Common Stock, subject to such purchaser's agreeing to be bound by the terms and conditions of this Agreement to the same extent and as if it were NBC.

         Section 2.3 DISAPPLICATION OF STANDSTILL LIMIT.

Notwithstanding anything in this Agreement to the contrary,

         (a) this Article II shall not prohibit or restrict any of the following: (i) any action specifically permitted or required to be taken by any Restricted Party pursuant to the Certificate of Incorporation, (ii) actions taken by any Class B Director or, after there is no longer any Class B Director, any member of the Board of Directors or any officer of the Company, in each case who was nominated or designated by any Restricted Party acting in such capacity and (iii) the exercise by the Restricted Parties of their voting rights with respect to any shares of Voting Securities they Beneficially Own.

         (b) no Restricted Party shall be deemed to have violated any provision of this Article II by virtue of any increase in the aggregate percentage of the Total Current Voting Power of the Company represented by Shares if such increase is the result of a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any of its Affiliates that have the effect of reducing the Total Current Voting Power.

         (c) nothing in this Agreement shall prohibit (i) the acquisition or holding of securities or rights in the ordinary course of business by any employee benefit plan whose trustees, investment managers or similar advisors are not Restricted Parties,
(ii) the consummation of any transaction expressly provided for in the Merger Agreement or the Implementing Agreements, (iii) directors, officers and employees of the Restricted Parties from communicating with directors, officers and employees of the Company or its Affiliates on matters related to or governed by the Merger Agreement, the Implementing Agreements or other operational matters, (iv) the Restricted Parties from communicating with any member of the Board of Directors or any officer of the Company who was nominated or designated by any Restricted Party or (v) the Restricted Parties from communicating with the other members of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Company, so long as such communication is conveyed in confidence and does not require public disclosure by the Restricted Parties or, in the reasonable belief of the Restricted Party making such communication, by the Company.

                                  ARTICLE III
                                TRANSFERS BY NBC

         Section 3.1 RESTRICTIONS ON TRANSFER. Unless NBC and its Affiliates Beneficially Own in the aggregate less than 5% of the Total Current Voting Power of the Company, or until the Restricted Parties Beneficially Own in the aggregate at least 90% of the Total Current Voting Power, NBC agrees that from the date of this Agreement until the earlier of (x) the fifth anniversary of the date of this Agreement, or (y) the occurrence of a Standstill Termination Event specified in clause (iv) or (v) of the definition thereof, without first obtaining the prior approval of the Class A Directors of the Company, specifically expressed in a resolution adopted by a majority of the Class A Directors of the Company, NBC will not, and NBC will cause each Person that is or becomes a Restricted Party and each 13D Group of which any Restricted Party is a member not to, directly or indirectly, sell, transfer, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, a "transfer") any of its Shares, except as and to the extent permitted under the Securities Act and other applicable securities laws to: (i) the Company, (ii) another Person that is or becomes a Restricted Party so long as such transferee shall execute an agreement in form and substance reasonably satisfactory to the Company providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement in the same manner and to the same extent as applicable to NBC, and agrees to transfer such Shares to another Restricted Party if it ceases to be a Restricted Party, (iii) pursuant to a Third Party Tender Offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a BONA FIDE public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act to any one or more Persons that, to the best knowledge of the Restricted Parties after due and careful inquiry, are not Company Competitors or (vii) to an Eligible Purchaser in a private sale or pursuant to Rule 144A of the Securities Act; PROVIDED, HOWEVER, that, in the case of any transfer pursuant to clause (vii), such transfer does not result in, to the best knowledge of the Restricted Parties after due and careful inquiry, any Person other than an Eligible Purchaser acquiring, after giving effect to such transfer,

Beneficial Ownership, individually or in the aggregate with any of its Affiliates or any 13D Group of which the Eligible Purchaser or any of its Affiliates is a member, 19.9% or more of the Total Current Voting Power of the Company. For as long as the transfer restrictions in the immediately preceding sentence remain in effect, of the 29,833,788 shares of Common Stock Beneficially Owned by the Restricted Parties on the date hereof (the "Restricted Shares"), the Restricted Parties will not transfer pursuant to clauses (v), (vi) and (vii) more than an aggregate of (1) 2,500,000 Restricted Shares on or prior to the one year anniversary of the date hereof, (2) 5,000,000 Restricted Shares on or prior to the two year anniversary of the date hereof, or (3) 7,200,000 Restricted Shares on or prior to the three year anniversary of the date hereof (it being understood that the restrictions contained in this sentence will not apply to any shares of Common Stock first acquired by the Restricted Parties after the date hereof). Any transfer or attempted transfer which is not in compliance with this Agreement shall be null and void AB INITIO and neither the Company nor any transfer agent of such securities shall give any effect thereto in its stock records.

         Section 3.2 ENDORSEMENT OF CERTIFICATES. Upon the execution of this Agreement, in addition to any other legend that is required pursuant to the Merger Agreement and the transactions contemplated thereby or that the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing Shares shall be endorsed at all times as follows:

         "SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF THE GOVERNANCE AND INVESTOR RIGHTS AGREEMENT DATED AS OF __________ __, 1999 BETWEEN NATIONAL BROADCASTING COMPANY, INC. AND THE COMPANY, COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         Section 3.3 STOCK PURCHASE RIGHTS.

         (a) NEW ISSUANCES. If at any time after the date hereof the Company shall issue any New Securities (as defined below in this subsection (a)), at the time of any such issuance, for so long as there shall be outstanding shares of Class B Common Stock of the Company, NBC shall have the option (the "Option") to purchase that number of New Securities (the "Option Securities") in an amount sufficient for NBC and its Affiliates to maintain in the aggregate their then Proportionate Percentage (as defined below in this subsection (a)) at that time. The Option may be exercised by NBC or, at NBC's discretion, may be transferred to or exercised by any Person that is or becomes a Restricted Party, so long as such transferee or such Person exercising shall execute an agreement in form and substance reasonably satisfactory to the Company providing that such transferee or such Person exercising shall be bound by and shall fully comply with the terms of this Agreement in the same manner and to the same extent as applicable to NBC, and agrees to transfer the rights hereunder to another Restricted Party if it ceases to be a Restricted Party, but the Option may not be transferred to or exercised by any other Person. If the New Securities are additional shares of Class A Common Stock, then the Option Securities shall be additional shares of Class B Common Stock. The purchase price for the Option Securities shall be paid in immediately available United States funds and shall be equal to (i) the per share price at which the Company is selling the New Securities, if the consideration for such sale is cash, or
(ii) the Fair Market Value of the New Securities, if the consideration for such sale is not cash.

         For purposes of this Agreement, the terms set forth below shall have the following meanings:

         "Fair Market Value" shall mean, with respect to the Class A Common Stock or other New Securities, the following: where there exists a public market for the Class A Common Stock or other New Securities, the Fair Market Value shall be (A) the closing price for a share of Class A Common Stock or other New Securities, as the case may be, for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Board of Directors to be the primary market for the Class A Common Stock or other New Securities, as the case may be, or the Nasdaq National Market, whichever is applicable, or (B) if the Class A Common Stock or other New Securities, as the case may be, is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Class A Common Stock or other New Securities, as the case may be, on the Nasdaq Small Cap Market for the day prior to the time of the issuance (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in THE WALL STREET JOURNAL or such other source as the Board of Directors deems reliable. In the absence of an established market of the type described in the preceding sentence for the Class A Common Stock or in the absence of an established market of similar type for any other New Securities, the Fair Market Value thereof shall be determined in good faith by the Board of Directors. For purposes of this Section 3.3, the Fair Market Value of Class B Common Stock shall be equivalent to the Fair Market Value of Class A Common Stock.

         "New Securities" shall mean any authorized but unissued shares and any treasury shares of Common Stock, any new class of common stock or preferred stock (if and only if such preferred stock either votes generally with the common stock for the election of directors or does not have dividends that are limited to a specific dividend vote) and all rights, options, or warrants to purchase Common Stock or any new class of common stock or such preferred stock and securities of any type whatsoever that are, or may become, exercisable for or convertible into Common Stock or any new class of common stock or such preferred stock; PROVIDED, HOWEVER, that the term "New Securities" does not include: (i) the grant or issue now or hereafter of any options to purchase shares of Common Stock or securities convertible into shares of Common Stock pursuant to any employee option plan or other employee benefit but does include any shares of Common Stock or securities convertible into shares of Common Stock issued upon exercise of any such options; (ii) securities outstanding as of the date hereof; or (iii) shares of Common Stock issued pursuant to any reclassification, stock split or stock dividend.

         "Proportionate Percentage" shall mean a percentage equal to a fraction, the numerator of which is the aggregate number of shares of Common Stock Beneficially Owned by NBC and its Affiliates and the denominator of which is the total number of outstanding shares of Common Stock of the Company immediately prior to the issuance of New Securities.

         (b) FRACTIONAL SHARES. No fractional shares of Option Securities shall be issued upon exercise of the Option. In lieu of fractional shares, the Company shall round the number of Option Securities to be purchased to the nearest whole number and adjust the purchase price for the Option Securities accordingly.

         (c) EXERCISE OF OPTION. The Company shall use reasonable effort to give notice (the "Option Notice") to NBC as soon as reasonably practicable either before or after the issuance of the New Securities, specifying the amount and type of securities to be issued and the price per share and all other material terms of the issuance; PROVIDED, HOWEVER, that any Option Notice given by the Company, with respect to securities issued pursuant to the exercise of options to purchase shares of Common Stock or securities convertible into shares of Common Stock, shall be given only on an annual basis within 90 days after the end of the fiscal year in which such securities were issued and as to the aggregate number of securities issued during such period in respect of such options. If NBC desires to exercise the Option, then it shall give written notice (the "Exercise Notice") to the Company within 30 days after delivery of the Option Notice by the Company specifying the amount of securities that it desires and is entitled to purchase. The closing for the purchase and sale of the Option Securities shall occur at a place and on a date mutually agreed upon by the Company and NBC, which date shall be within fifteen days following the date of delivery of the Exercise Notice. If NBC does not deliver the Exercise Notice in accordance with the 30 day period specified in this subsection (c) of
Section 3.3, then the rights of NBC to exercise the Option with respect to that issuance of New Securities shall terminate.

                                   ARTICLE IV
                                 OTHER COVENANTS

         Section 4.1 FCC MATTERS. The Company agrees that, except with the prior written consent of NBC, the Company and its Affiliates shall not, directly or indirectly, take any action that would cause any ownership interest in any of the following to be attributable to NBC or its Affiliates for purposes of FCC regulations: (i) a U.S. broadcast radio or television station, (ii) a U.S. cable television system, (iii) a U.S. "daily newspaper" (as such term is defined in Section 73.3555 of the rules and regulations of the Federal Communications Commission, as the same may be amended from time to time), (iv) any U.S. communications facility operated pursuant to a license granted by the Federal Communications Commission ("FCC") and subject to the provisions of Section 310(b) of the Communications Act of 1934, as amended, or (v) any other business which is subject to FCC regulations under which the ownership of a Person may be subject to limitation or restriction as a result of the interest in such business being attributed to such Person.

         Section 4.2 CORPORATE INTEGRITY POLICY. The Company shall adopt the Corporate Integrity Policy of NBC.

         Section 4.3 LISTING ON NASDAQ OR SECURITIES EXCHANGE. The Company shall list any shares of Class A Common Stock issuable upon conversion of the Class B Common Stock or the Company Convertible Note on Nasdaq or on such other national securities exchange on which shares of Common Stock are then listed. The Company will at its expense cause all shares of Class A Common Stock issued upon conversion of the Class B Common Stock or the Company Convertible Note to be listed at the time of such issuance on Nasdaq and/or such other securities exchange shares of Class A Common Stock are then listed on and shall maintain such listing.

                                   ARTICLE V
                                  BOARD ACTION

         Section 5.1 BOARD REPRESENTATION RIGHTS. If all of the Class B Common Stock has been converted into Class A Common Stock, so long as NBC or its Affiliates Beneficially Own in the aggregate at least 5% of the Total Current Voting Power of the Company, NBC shall have the right to designate as nominees for election to the Board of Directors, commencing with the first meeting of stockholders following the conversion of the shares of Class B Common Stock of the Company into shares of Class A Common Stock of the Company pursuant to the Certificate of Incorporation, that number of persons equal to the greater of (i) one, or (ii) that number determined by multiplying the then current number of directors of the Company by the percentage of Total Current Voting Power then owned by NBC and its Affiliates, but which number shall at all times be less than a majority of the total number of members of the Board of Directors of the Company unless NBC and its Affiliates Beneficially Own a majority of the Total Current Voting Power of the Company. If the calculation set forth in clause (ii) of the preceding sentence results in other than a whole number, NBC shall be permitted to designate the nearest whole number of person(s) as designee(s). The Company shall, subject to the fiduciary duties of the directors of the Company, include in the slate of nominees recommended by the Company's management to stockholders for election as directors of the Company such designee(s) of NBC. The Company shall use its best efforts to cause its directors and management to vote pursuant to this Section 5.2 hereof all shares for which the Company's directors and management hold proxies or are otherwise entitled to vote in favor of the election of such designee(s) of NBC. The Company shall give the same scope and degree of support and use the same efforts to encourage the stockholders to vote in favor of such designee(s) of NBC as it gives and uses with respect to the designees of management.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Except as set forth herein, NBC may not assign any of its rights hereunder to any Person other than by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement. The Company may not assign any of its rights hereunder to any other Person, other than by operation of law, in which case the assignee shall be subject to all of the provisions of this Agreement.

         Section 6.2 AMENDMENT; WAIVER OF COMPLIANCES; CONFLICTS.

         (a) This Agreement may be amended only by a written instrument duly executed by NBC and the Company, having first obtained the prior approval of the Class A Directors of the Company, specifically expressed in a resolution adopted by a majority of the Class A Directors of the Company.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail.

         Section 6.3 NOTICES. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent as follows:

                  (i)      If to NBC, addressed to:

                           National Broadcasting Company, Inc.
                           30 Rockefeller Plaza
                           New York, New York  10012
                           Attention: Thomas Rogers
                           Telecopy: (212) 664-3915

                  with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017-3954
                           Attention: Richard Capelouto, Esq.
                           Telecopy:  (212) 455-2502

                  (ii)     If to the Company, addressed to:

                           Xenon 2, Inc.
                           300 Montgomery Street, Suite 300
                           San Francisco, California  94104
                           Attention: Chris Kitze
                           Telecopy: (415) 288-2578

                  with a copy to:

                           Morrison & Foerster LLP
                           425 Market Street
                           San Francisco, California  94105-2482
                           Attention:  Bruce Alan Mann, Esq.
                           Telecopy:  (415) 268-7522

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Allen L. Weingarten, Esq.
                           Telecopy: (212) 468-7900

or to such other address or addresses or telecopy number or numbers as any of the parties hereto may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three business days after being so mailed.

         Section 6.4 ENTIRE AGREEMENT: GOVERNING LAW.

         (a) This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter.

         (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF).

         Section 6.5 INJUNCTIVE RELIEF. The parties acknowledge that a violation of any of the terms of this Agreement will cause the other irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining the other from committing any violations of the provisions of this Agreement.

         Section 6.6 EXPENSES. The Company and NBC shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

         Section 6.7 HEADINGS. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 6.8 SEVERABILITY. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions will not be affected thereby.

         Section 6.9 RECAPITALIZATIONS, EXCHANGES, ETC. AFFECTING THE SHARES. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and to any and all securities of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         Section 6.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    XENON 2, INC.



                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:

                                    NATIONAL BROADCASTING COMPANY, INC.



                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:

                                TABLE OF CONTENTS


SECTION HEADING                                                                               PAGE
ARTICLE I CERTAIN DEFINITIONS.....................................................................1

ARTICLE II STANDSTILL PROVISIONS..................................................................6

   Section 2.1    Restrictions on NBC's Activities Regarding the Company and its Stock............6

   Section 2.2    Purchases by NBC Parent.........................................................7

   Section 2.3    Disapplication of Standstill Limit..............................................7

ARTICLE III TRANSFERS BY NBC......................................................................8

   Section 3.1    Restrictions on Transfer........................................................8

   Section 3.2    Endorsement of Certificates.....................................................9

   Section 3.3    Stock Purchase Rights...........................................................9

ARTICLE IV OTHER COVENANTS.......................................................................11

   Section 4.1    FCC Matters....................................................................11

   Section 4.2    Corporate Integrity Policy.....................................................12

   Section 4.3    Listing on Nasdaq or Securities Exchange.......................................12

ARTICLE V BOARD ACTION...........................................................................12

   Section 5.1    Board Representation Rights....................................................12

ARTICLE VI MISCELLANEOUS.........................................................................12

   Section 6.1    Successors and Assigns.........................................................12

   Section 6.2    Amendment; Waiver of Compliances; Conflicts....................................13

   Section 6.3    Notices........................................................................13

   Section 6.4    Entire Agreement: Governing Law................................................14

   Section 6.5    Injunctive Relief..............................................................14

   Section 6.6    Expenses.......................................................................15

   Section 6.7    Headings.......................................................................15

   Section 6.8    Severability...................................................................15

   Section 6.9    Recapitalizations, Exchanges, Etc. Affecting the Shares........................15

   Section 6.10   Counterparts...................................................................15